Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:
Jon Kasle	Marc Kaplan
781-522-5110	781-522-5141

Raytheon Reports Strong First Quarter Results

Highlights

•	Strong bookings of $6.5 billion; net sales of $6.1 billion

•	Earnings per share (EPS) from continuing operations of $1.18; FAS/CAS Adjusted EPS(1) of $1.27, up 17 percent

•	Solid operating cash flow from continuing operations of $257 million

•	As previously announced, increased annual dividend rate by 21 percent to $1.50 per share and authorized new $2.0 billion share repurchase program

WALTHAM, Mass., (April 22, 2010) – Raytheon Company (NYSE: RTN) announced first quarter 2010 income from continuing operations attributable to Raytheon of $453 million or $1.18 per diluted share, compared to $449 million or $1.11 per diluted share in the first quarter 2009. First quarter 2010 FAS/CAS Adjusted Income was $487 million or $1.27 per diluted share, compared to $442 million or $1.09 per diluted share in the first quarter 2009(1) . First quarter 2010 FAS/CAS Adjusted EPS excluded ($0.09) per diluted share of FAS/CAS pension expense, compared to $0.02 per diluted share of FAS/CAS pension income in the first quarter 2009(1).

(1)

FAS/CAS Adjusted Income is defined as income from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS pension adjustment. FAS/CAS Adjusted EPS is defined as EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS pension adjustment. FAS/CAS Adjusted Income and FAS/CAS Adjusted EPS are non-GAAP financial measures. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

“We delivered strong results during the quarter and reaffirmed our positive outlook for the year,” said William H. Swanson, Raytheon’s Chairman and CEO. “We have strong competitive positions, a proven track record of performance, innovative solutions and technologies that are focused on our global customers.”

Net sales in the first quarter 2010 were $6.1 billion, up 3 percent from $5.9 billion in the first quarter 2009.

The Company generated solid operating cash flow from continuing operations of $257 million in the first quarter 2010, which included federal and foreign tax payments of $59 million. Operating cash flow from continuing operations in the first quarter 2009 was $411 million, which included a net tax refund of $323 million. Excluding these tax items, operating cash flow from continuing operations in the first quarter 2010 increased by $228 million, primarily due to improved performance.

The Company ended the first quarter 2010 with $2.6 billion in cash and cash equivalents and $2.3 billion in total debt.

In the first quarter, 2010 the Company repurchased 5.5 million shares of common stock for $300 million, as part of its previously announced share repurchase program. As announced in March 2010, the Company’s Board of Directors authorized the repurchase of up to an additional $2.0 billion of the Company’s outstanding common stock and also increased the Company’s annual dividend payout rate by 21 percent from $1.24 to $1.50 per share.

Summary Financial Results ($ in millions, except per share data)	1st Quarter		% Change
	2010	2009
Net sales	$6,053	$5,884	3%
Income from continuing operations attributable to Raytheon Company	$453	$449	1%
FAS/CAS Adjusted Income(1)	$487	$442	10%
EPS from continuing operations	$1.18	$1.11	6%
FAS/CAS Adjusted EPS(1)	$1.27	$1.09	17%
Operating cash flow from cont. ops.	$257	$411
Workdays in fiscal reporting calendar	60	61

(1)

FAS/CAS Adjusted Income is defined as income from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS pension adjustment. FAS/CAS Adjusted EPS is defined as EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS pension adjustment. FAS/CAS Adjusted EPS and FAS/CAS Adjusted Income are non-GAAP financial measures. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

Bookings and Backlog

Bookings ($ in millions)	1st Quarter
	2010	2009
Bookings	$6,526	$5,209

Backlog ($ in millions)	Period Ending
	03/28/10	12/31/09
Backlog	$36,984	$36,877
Funded Backlog	$23,464	$23,479

Bookings exceeded net sales in the first quarter 2010. The Company reported total bookings in the first quarter 2010 of $6.5 billion, compared to $5.2 billion in the first quarter 2009.

The Company ended the first quarter 2010 with a backlog of $37.0 billion, compared to $36.9 billion at the end of 2009.

Outlook

2010 Financial Outlook

	2009 Actual	2010 Outlook
Net Sales ($B)	24.9	25.9 - 26.4
FAS/CAS Pension Inc./(Exp.) ($M)	27	(220)
Interest Expense, Net ($M)	(109)	(95) - (110)
Diluted Shares (M)	395.7	377 - 382
Effective Tax Rate	32.5%	~31.5%
EPS from Continuing Operations	$4.89	$4.75 - $4.90
FAS/CAS Adjusted EPS(1)	$4.85	$5.13 - $5.28
Operating Cash Flow from Cont. Ops. ($B)	2.7	2.0 - 2.2
ROIC (%)(1)	12.2	12.2 - 12.6

(1)

FAS/CAS Adjusted EPS is defined as EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS pension adjustment. FAS/CAS Adjusted EPS and ROIC are non-GAAP financial measures. See attachment F for a reconciliation of FAS/CAS Adjusted EPS to EPS from continuing operations and attachment G for a calculation of ROIC and discussions of why the Company is presenting this information.

The Company is reaffirming its positive outlook for 2010. Charts containing additional information on the Company’s 2010 financial outlook are available on the Company’s website at www.raytheon.com/ir.

Segment Results

Integrated Defense Systems

	1st Quarter		%
($ in millions)	2010	2009	Change
Net Sales	$1,336	$1,262	6%
Operating Income	$210	$188	12%
Operating Margin	15.7%	14.9%

Integrated Defense Systems (IDS) had first quarter 2010 net sales of $1,336 million, up 6 percent compared to $1,262 million in the first quarter 2009, primarily due to growth on international Patriot programs. IDS recorded $210 million of operating income compared to $188 million in the first quarter 2009. The increase in operating income was primarily due to higher volume on international Patriot programs.

During the quarter, IDS booked $162 million to provide engineering services support for a Patriot air and missile defense program for U.S. and international customers. IDS also booked $131 million on the Zumwalt-class destroyer program for the U.S. Navy, which included initial funding for the third ship.

Intelligence and Information Systems

	1st Quarter		%
($ in millions)	2010	2009	Change
Net Sales	$730	$784	-7%
Operating Income	$50	$61	-18%
Operating Margin	6.8%	7.8%

Intelligence and Information Systems (IIS) had first quarter 2010 net sales of $730 million compared to $784 million in the first quarter 2009. The change in net sales was primarily due to expected lower net sales on a classified program and an international advanced border control and security program. IIS recorded $50 million of operating income compared to $61 million in the first quarter 2009, primarily due to lower volume and increased requirements on an international program.

During the quarter, IIS booked $1,721 million, including $886 million on a contract to develop the next-generation Global Positioning System Advanced Control Segment (GPS- OCX) for the U.S. Air Force and $624 million on a number of classified contracts, including $340 million on a major classified program.

Missile Systems

	1st Quarter		%
($ in millions)	2010	2009	Change
Net Sales	$1,361	$1,368	-1%
Operating Income	$158	$158	—
Operating Margin	11.6%	11.5%

Missile Systems (MS) had first quarter 2010 net sales of $1,361 million compared to $1,368 million in the first quarter 2009. MS recorded $158 million of operating income in both the first quarter 2010 and the first quarter 2009.

During the quarter, MS booked $535 million on a classified program. MS also booked $212 million for the development of Standard Missile-3 (SM-3) and $111 million for development work on the Exoatmospheric Kill Vehicle (EKV) program for the Missile Defense Agency. In addition, MS booked $207 million for the production of Standard Missile-2 (SM-2) for an international customer and the U.S. Navy, $203 million for the production of Tomahawk missiles for the U.S. Navy, $102 million for the production of the Joint Stand-off Weapon (JSOW) for the U.S. Navy, and $95 million for the production of Tube Launched, Optically Tracked, Wireless (TOW) missiles for international customers and the U.S. Army.

Network Centric Systems

	1st Quarter		%
($ in millions)	2010	2009	Change
Net Sales	$1,176	$1,154	2%
Operating Income	$165	$163	1%
Operating Margin	14.0%	14.1%

Network Centric Systems (NCS) had first quarter 2010 net sales of $1,176 million compared to $1,154 million in the first quarter 2009. NCS recorded $165 million of operating income compared to $163 million in the first quarter 2009.

During the quarter, NCS booked $138 million for Long Range Advanced Scout Surveillance Systems (LRAS3) for the U.S. Army.

Space and Airborne Systems

	1st Quarter		%
($ in millions)	2010	2009	Change
Net Sales	$1,095	$1,046	5%
Operating Income	$159	$139	14%
Operating Margin	14.5%	13.3%

Space and Airborne Systems (SAS) had first quarter 2010 net sales of $1,095 million, up 5 percent compared to $1,046 million in the first quarter 2009, primarily due to growth on classified business. SAS recorded $159 million of operating income compared to $139 million in the first quarter 2009. The increase in operating income was primarily due to improved program performance.

During the quarter, SAS booked $90 million for the production of Advanced Countermeasures Electronic System (ACES) for an international customer.

Technical Services

	1st Quarter		%
($ in millions)	2010	2009	Change
Net Sales	$801	$696	15%
Operating Income	$67	$44	52%
Operating Margin	8.4%	6.3%

Technical Services (TS) had first quarter 2010 net sales of $801 million, up 15 percent compared to $696 million in the first quarter 2009, primarily due to continued growth in domestic and foreign training programs supporting the U.S. Army’s Warfighter Field Operations Customer Support (FOCUS) activities. TS recorded operating income of $67 million compared to $44 million in the first quarter 2009. The increase in operating income was primarily due to improved program performance, including higher award fees, and higher volume.

During the quarter, TS booked $155 million on domestic training programs and $25 million on foreign training programs in support of the Warfighter FOCUS activities. TS also booked $88 million on the Security Equipment Integration Services (SEIS) contract for the Transportation Security Administration (TSA) and $78 million to provide operational and logistics support to the National Science Foundation (NSF) Office of Polar Programs.

Raytheon Company (NYSE: RTN), with 2009 sales of $25 billion, is a technology and innovation leader specializing in defense, homeland security and other government markets throughout the world. With a history of innovation spanning 88 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as a broad range of mission support services. With headquarters in Waltham, Mass., Raytheon employs 75,000 people worldwide.

Conference Call on the First Quarter 2010 Financial Results

Raytheon’s financial results conference call will be held on Thursday, April 22, 2010 at 9 a.m. ET. Participants will include William H. Swanson, Chairman and CEO; David C. Wajsgras, senior vice president and CFO; and other Company executives.

The dial-in number for the conference call will be (866) 543-6405 in the U.S. or (617) 213-8897 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.

Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

Disclosure Regarding Forward-looking Statements

This release and the attachments contain forward-looking statements, including information regarding the Company’s 2010 financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company’s dependence on the U.S. Government for a significant portion of its business and the risks associated with U.S. Government sales, including changes or shifts in defense spending, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies, the Foreign Corrupt Practices Act, the International Traffic in Arms Regulations, and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the impact of changes in the financial markets and global economic conditions; the risk that actual pension returns, discount rates or other actuarial assumptions are significantly different than the Company’s assumptions; the risk of cost overruns, particularly for the Company’s fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company’s financial statements; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; risks of an impairment of goodwill or other intangible assets; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; the impact of potential security threats and other disruptions; and other factors as may be detailed from time to time in the Company’s public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date. This release and the attachments also contain non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company’s use of these measures are included in this release or the attachments.

# # #

Attachment A

Raytheon Company

Preliminary Statement of Operations Information

First Quarter 2010

	Three Months Ended
(In millions, except per share amounts)	28-Mar-10	29-Mar-09
Net sales	$6,053	$5,884

Operating expenses
Cost of sales	4,784	4,697
Administrative and selling expenses	408	364
Research and development expenses	152	111

Total operating expenses	5,344	5,172

Operating income	709	712

Interest expense	32	32
Interest income	(3)	(4)
Other (income) expense	(1)	5

Non-operating (income) expense	28	33

Income from continuing operations before taxes	681	679
Federal and foreign income taxes	220	222

Income from continuing operations	461	457
Income (loss) from discontinued operations, net of tax	(8)	3

Net income	453	460

Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	8	8

Net income attributable to Raytheon Company	$445	$452

Basic earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.20	$1.12
Income (loss) from discontinued operations	(0.02)	0.01
Net income	1.18	1.13
Diluted earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.18	$1.11
Income (loss) from discontinued operations	(0.02)	0.01
Net income	1.16	1.12
Amounts attributable to Raytheon Company common stockholders:
Income from continuing operations	$453	$449
Income (loss) from discontinued operations	(8)	3

Net income	$445	$452

Average shares outstanding
Basic	377.6	399.0
Diluted	384.4	404.0

Attachment B

Raytheon Company

Preliminary Segment Information

First Quarter 2010

	Net Sales Three Months Ended		Operating Income Three Months Ended		Operating Income As a Percent of Net Sales Three Months Ended
(In millions, except percentages)	28-Mar-10	29-Mar-09	28-Mar-10	29-Mar-09	28-Mar-10	29-Mar-09
Integrated Defense Systems	$1,336	$1,262	$210	$188	15.7%	14.9%
Intelligence and Information Systems	730	784	50	61	6.8%	7.8%
Missile Systems	1,361	1,368	158	158	11.6%	11.5%
Network Centric Systems	1,176	1,154	165	163	14.0%	14.1%
Space and Airborne Systems	1,095	1,046	159	139	14.5%	13.3%
Technical Services	801	696	67	44	8.4%	6.3%
FAS/CAS Pension Adjustment	—	—	(53)	11
Corporate and Eliminations	(446)	(426)	(47)	(52)

Total	$6,053	$5,884	$709	$712	11.7%	12.1%

Attachment C

Raytheon Company

Other Preliminary Information

First Quarter 2010

	Funded Backlog		Total Backlog
(In millions)	28-Mar-10	31-Dec-09	28-Mar-10	31-Dec-09
Integrated Defense Systems	$5,701	$5,595	$10,046	$10,665
Intelligence and Information Systems	1,574	1,588	5,295	4,360
Missile Systems	6,244	6,454	7,868	7,657
Network Centric Systems	4,388	4,389	5,301	5,501
Space and Airborne Systems	3,549	3,402	5,760	5,921
Technical Services	2,008	2,051	2,714	2,773

Total	$23,464	$23,479	$36,984	$36,877

	Bookings Three Months Ended
	28-Mar-10	29-Mar-09
Total Bookings	$6,526	$5,209

Attachment D

Raytheon Company

Preliminary Balance Sheet Information

First Quarter 2010

(In millions)	28-Mar-10	31-Dec-09
Assets
Cash and cash equivalents	$2,613	$2,642
Accounts receivable, net	113	120
Contracts in process	4,742	4,373
Inventories	329	344
Deferred taxes	266	273
Prepaid expenses and other current assets	116	116

Total current assets	8,179	7,868
Property, plant and equipment, net	1,969	2,001
Deferred taxes	363	436
Prepaid retiree benefits	121	111
Goodwill	11,925	11,922
Other assets, net	1,243	1,269

Total assets	$23,800	$23,607

Liabilities and Equity
Current liabilities
Advance payments and billings in excess of costs incurred	$2,173	$2,224
Accounts payable	1,310	1,397
Accrued employee compensation	656	868
Other accrued expenses	1,220	1,034

Total current liabilities	5,359	5,523
Accrued retiree benefits and other long-term liabilities	5,854	5,793
Deferred taxes	23	23
Long-term debt	2,328	2,329
Equity
Raytheon Company stockholders’ equity
Common stock	4	4
Additional paid-in capital	11,186	10,991
Accumulated other comprehensive loss	(4,768)	(4,824)
Treasury stock, at cost	(5,712)	(5,446)
Retained earnings	9,406	9,102

Total Raytheon Company stockholders’ equity	10,116	9,827
Noncontrolling interests in subsidiaries	120	112

Total equity	10,236	9,939

Total liabilities and equity	$23,800	$23,607

Attachment E

Raytheon Company

Preliminary Cash Flow Information

First Quarter 2010

	Three Months Ended
(In millions)	28-Mar-10	29-Mar-09
Net income (loss)	$453	$460
(Income) loss from discontinued operations, net of tax	8	(3)

Income (loss) from continuing operations	461	457
Depreciation	74	71
Amortization	29	26
Working capital (excluding pension and taxes)*	(677)	(938)
Discontinued operations	2	(6)
Net activity in financing receivables	16	9
Other	354	786

Net operating cash flow	259	405
Capital spending	(45)	(33)
Internal use software spending	(14)	(13)
Acquisitions	(12)	—
Dividends	(117)	(112)
Repurchases of common stock	(300)	(300)
Warrants exercised	163	—
Other	37	4

Total cash flow	$(29)	$(49)

*	Working capital (excluding pension and taxes) is a summation of changes in: accounts receivable, net, contracts in process and advance payments and billings in excess of costs incurred, inventories, prepaid expenses and other current assets, accounts payable, accrued employee compensation, and other accrued expenses from the Statements of Cash Flows.

Attachment F

Raytheon Company

Non-GAAP Financial Measures - FAS/CAS Adjusted Measures

First Quarter 2010

FAS/CAS Adjusted EPS Non-GAAP Reconciliation

			2010 Guidance
	First Quarter		Low end of range	High end of range
(In millions, except per share amounts)	2010	2009
Diluted earnings per share from continuing operations attributable to Raytheon Company common stockholders	$1.18	$1.11	$4.75	$4.90
Less: Per share impact of the FAS/CAS Pension Adjustment*	(0.09)	0.02	(0.38)	(0.38)

FAS/CAS Adjusted EPS**	$1.27	$1.09	$5.13	$5.28

*FAS/CAS Pension Adjustment	$(53)	$11	$(220)	$(220)
Tax effect (at 35% federal statutory rate)	19	(4)	77	77

After-tax FAS/CAS Pension Adjustment	(34)	7	(143)	(143)
Diluted Shares	384.4	404.0	382.0	377.0

Per share impact of the FAS/CAS Pension Adjustment	$(0.09)	$0.02	$(0.38)	$(0.38)

FAS/CAS Adjusted Income from Continuing Operations attributable to Raytheon Company common stockholders Non-GAAP Reconciliation

	First Quarter
	2010	2009
Income from Continuing Operations attributable to Raytheon Company common stockholders	$453	$449
FAS/CAS Pension Adjustment (Tax effected at 35% federal statutory rate)	34	(7)

FAS/CAS Adjusted Income from Continuing Operations attributable to
Raytheon Company common stockholders**	$487	$442

**	These amounts are not measures of financial performance under U.S. generally accepted accounting principles (GAAP). They should be considered supplemental to and not a substitute for financial performance in accordance with GAAP and may not be defined and calculated by other companies in the same manner. FAS/CAS Adjusted EPS is defined as diluted EPS from continuing operations attributable to Raytheon Company common stockholders excluding the earnings per share impact of the FAS/CAS pension adjustment. FAS/CAS Adjusted Income from Continuing Operations attributable to Raytheon Company common stockholders is defined as income from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS pension adjustment. We are providing these measures, which exclude the impact of the FAS/CAS pension adjustment, because management uses them for the purposes of evaluating and forecasting the Company’s financial performance and we believe it allows investors to benefit from being able to assess our operating performance in the context of how our principal customer, the U.S. Government, allows us to recover pension costs and to better compare our operating performance to others in the industry on that same basis.

Attachment G

Raytheon Company

Preliminary Return on Invested Capital Non-GAAP Financial Measure

First Quarter 2010

The Company defines Return on Invested Capital (ROIC) as income from continuing operations excluding the after-tax effect of the FAS/CAS Pension Adjustment plus after-tax net interest expense plus one-third of operating lease expense after-tax (estimate of interest portion of operating lease expense) divided by average invested capital after capitalizing operating leases (operating lease expense times a multiplier of 8), adding financial guarantees less net investment in Discontinued Operations, and adding back the impact of the accounting standard for employers’ accounting for defined benefit pension and other postretirement plans. ROIC is not a measure of financial performance under generally accepted accounting principles (GAAP) and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company uses ROIC as a measure of efficiency and effectiveness of its use of capital and as an element of management compensation.

Return on Invested Capital

	2009	2010 Initial Guidance
(In millions, except percentages)		Low end of range	High end of range
Income from continuing operations	$1,977
FAS/CAS Pension Adjustment, after-tax*	(18)
Net interest expense, after-tax*	71	Combined	Combined
Lease expense, after-tax*	66

Return	$2,096	$2,155	$2,200

Net debt**	$(132)
Equity less investment in discontinued operations	9,560
Lease expense x 8, plus financial guarantees	2,815	Combined	Combined
Minimum pension liability	5,007

Invested capital from continuing operations***	$17,250	$17,700	$17,500

ROIC	12.2%	12.2%	12.6%

*	Federal statutory tax rate of 35%
**	Net debt is defined as total debt less cash and cash equivalents and is calculated using a 2 point average
***	Calculated using a 2 point average